UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2017

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, New York, New York		10007
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (646) 975-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Progenics Pharmaceuticals, Inc. (the “Company”) filed on June 15, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on June 14, 2017 (the “2017 Annual Meeting”). The purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay Votes”). No other amendments to the Original Form 8-K are being made by this Amendment and, except as specifically stated herein, the Original Form 8-K remains unchanged.

Item 5.07.               Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the 2017 Annual Meeting, over a majority of stockholders that voted on the matter indicated a preference to hold future Say-on-Pay Votes every year. The Company’s Board of Directors (the “Board”) considered the outcome of this advisory vote at a duly convened meeting of the Board on September 13, 2017 and determined, consistent with the Board’s recommendation to shareholders in the proxy statement for the 2017 Annual Meeting, that the Company will include a Say-on-Pay Vote every year until the next vote on the frequency of future Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: September 19, 2017